SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST
EVENT REPORTED): January 23, 2007

VERTIS, INC.

d/b/a Vertis Communications

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET		21201
BALTIMORE, MARYLAND		(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF
CERTAIN OFFICERS.

Vertis, Inc. (the “Company”) has entered into an employment agreement with Douglas L. Mann, effective January 12, 2007 (the “Mann Agreement”) pursuant to which Mr. Mann began employment on January 22, 2007 as Senior Vice President and General Manager of Advertising Inserts.  The Mann Agreement may be terminated by either Mr. Mann or the Company at any time for any reason.  Under the Mann Agreement, Mr. Mann will receive an annual base salary of $350,000.  The Mann agreement also provides that Mr. Mann will receive a signing bonus of $75,000 and will participate in the Company’s Executive Incentive Plan with bonus eligibility of 50% of Mr. Mann’s base salary assuming bonus targets, which are to be determined, are met.   Mr. Mann will also receive a grant of 5,000 shares of the Company’s restricted common stock under the Vertis Holdings, Inc. Equity Plan, and certain fringe benefits.

Mr. Mann, 43, joins Vertis most recently from Gannett, where he served a dual role as president of Minneapolis Offset and group vice president of sales and marketing for the Gannett Offset Group. Prior to joining Gannett in 2001, Mr. Mann held various sales leadership positions at C2 Media, Ariston, and Reynolds & Reynolds.

The description of the Mann Agreement set forth above is qualified in its entirety by reference to the actual terms of the Mann Agreement, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2006.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release, dated January 23, 2007, issued by Vertis, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ JOHN V. HOWARD, JR.
Name: John V. Howard, Jr.
Title: Chief Legal Officer and Secretary

Date:  January 23, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated January 23, 2007, issued by Vertis, Inc.